Exhibit 10.6

August 31, 2006

VIA FAX AND FEDERAL EXPRESS

David L. Snitman, Ph.D.

Chief Operating Officer

Array BioPharma, Inc.

3200 Walnut Street Boulder, CO 80301

RE:	Drug Discovery Collaboration Agreement dated September 13, 2002 — Exercise of Option to Extend Funding of Research FTEs

Dear Dr. Snitman:

As you know, InterMune, Inc. (“InterMune”) and Array BioPharma Inc. (“Array”) are parties to that certain Drug Discovery Collaboration Agreement dated September 13, 2002, as amended by Amendment No.1 dated May 8, 2003, Amendment No.2 dated January 7, 2004, Amendment No.3 dated September 10, 2004, Amendment No.4 dated December 7, 2004, Amendment No.5 dated June 30, 2005, Amendment No.6 dated February 3, 2006 and effective January 1, 2006, and Amendment No. 7 dated June 28, 2006 (collectively, the “Agreement”). Any capitalized term contained herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.

Section 5.1.1 of the Agreement provides that the Research FTEs will be funded by InterMune through August 31, 2006 but that InterMune has an option to extend such funding for an additional six (6) month period.  InterMune is hereby notifying Array that it is exercising its option such that the funding of the Research FTEs will now be funded through February 28, 2007.  In addition, the Parties hereby acknowledge and agree that Array shall make available and InterMune shall fund a total of three (3) Research FTEs (as opposed to the two (2) Research FTEs currently provided for in Section 5.1.1 of the Agreement) from September 31, 2006 through February 28, 2007 (“Research FTE Extension Term”).  During the Research FTE Extension Term, the three (3) Research FTEs will perform the tasks outlined in that certain document entitled “Process Research Activities for the InterMune-Array Collaboration” that is currently in the process of being approved as part of the Research Plan and will be implemented by the Joint Research Committee.

Please acknowledge your agreement to the foregoing by having an authorized Array representative countersign both enclosed copies of this letter where indicated below, and returning one original to the attention of Lucinda Y. Quan, Director, Legal Affairs at InterMune. We would be happy to proceed based on receipt of a facsimile copy while awaiting the original.

If you have any questions on the foregoing, please do not hesitate to contact me.

Sincerely,

Robin Steele

Senior Vice President, General Counsel

cc:	General Counsel, Array
Mr. Larry Kahn, InterMune
Lawrence Blatt, PhD, InterMune

Acknowledged and Agreed:

ARRAY BIOPHARMA INC.

By:

Name:

Title: